UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): October 4, 2019

QCR Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22208	42-1397595
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3551 Seventh Street, Moline, Illinois 61265

(Address of Principal Executive Offices) (Zip Code)

(309) 743-7745

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 Par Value	QCRH	The Nasdaq Global Market

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of October 4, 2019, Elizabeth A. Grabin, Senior Vice President and Chief Accounting Officer of QCR Holdings, Inc. (the “Company”), resigned from each of her positions at the Company, including principal accounting officer, to pursue an external opportunity.

Nick W. Anderson, 44, will serve as Chief Accounting Officer and principal accounting officer of the Company. His appointment became effective upon Ms. Grabin’s resignation. Mr. Anderson served as the Chief Financial Officer of Quad City Bank & Trust Company, the largest banking subsidiary of the Company. He held this position since 2017 and, prior to such time, served as Vice President and Controller of Quad City Bank & Trust Company for 12 years.

Mr. Anderson does not have a direct or indirect material interest in any transaction with the Company or its subsidiaries required to be disclosed pursuant to Item 404(a) of Regulation S-K.  There is also no arrangement or understanding between Mr. Anderson and any other person pursuant to which Mr. Anderson was selected for any of his newly-appointed position, nor is Mr. Anderson related to any other member of the boards of directors or executive officers of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QCR Holdings, Inc.

Date: October 9, 2019	By:	/s/ Todd A. Gipple
Todd A. Gipple
President, Chief Operating Officer and Chief Financial Officer